Exhibit 99.1 Blackstone Secured Lending Fund Reports Third Quarter 2022 Results NEW YORK — November 10, 2022 — Blackstone Secured Lending Fund (NYSE: BXSL, or the “Company”) today reported its third quarter 2022 results. Brad Marshall, Chief Executive Officer of Blackstone Secured Lending Fund, said, “BXSL reported excellent third quarter results including strong growth in investment income and solid credit performance. We are experiencing a significant increase in our earnings power from higher rates, which is benefiting our portfolio yields. We raised our regular dividend by 13% in September, resulting in an 11% dividend yield over the past year, based on net asset value, from a portfolio of predominantly first lien senior secured loans. BXSL was designed to weather difficult credit environments and we feel great about the resiliency of our business.” Blackstone Secured Lending Fund issued a full detailed presentation of its third quarter 2022 results, which can be viewed at www.bxsl.com. Dividend Declaration The Company’s Board of Trustees has declared a quarterly dividend of $0.60 per share to shareholders of record as of December 31, 2022, payable on January 31, 2023. Quarterly Investor Call Details Blackstone Secured Lending Fund will host its conference call today at 9:30 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1577068&tp_key=a86549fc7d Blackstone Secured Lending Fund 345 Park Avenue New York, NY 10154 T 212 583 5000

For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of BXSL’s website at https://ir.bxsl.com. About Blackstone Secured Lending Fund Blackstone Secured Lending Fund (NYSE:BXSL) is a specialty finance company that invests primarily in the debt of private US companies. As of September 30, 2022, BXSL’s fair value of investments was $9.7 billion. BXSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. BXSL is externally managed by Blackstone Credit BDC Advisors LLC, an SEC-registered investment adviser that is an affiliate of Blackstone Inc. Blackstone Inc., together with its subsidiaries, is the world’s largest alternative investment firm with $951 billion of assets under management as of September 30, 2022. Forward-Looking Statements and Other Matters Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include BXSL’s financial estimates and their underlying assumptions, statements about plans, statements regarding pending transactions, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BXSL believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BXSL’s prospectus and other filings). Except as otherwise required by federal securities laws, BXSL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Contacts Investors Media Michael Needham Mariel Seidman-Gati Blackstoneshareholderrelations@blackstone.com Mariel.seidmangati@blackstone.com +1 888-756-8443 +1 917-698-1674 2

Blackstone Secured Lending Fund Third Quarter 2022 Results NOVEMBER 10, 2022 This presentation should be read in conjunction with BXSL’s latest quarterly report filed on Form 10-Q for the period ended September 30, 2022. Numbers are approximate and may not add up due to rounding.

BXSL HIGHLIGHTS § Powerful earnings expansion as ~100% floating rate portfolio yields benefit from higher interest rates. Net investment income of $0.80 per share in the quarter, up 29% from the prior quarter § Portfolio is well-positioned with no loans on non-accrual and solid company fundamentals. BXSL is designed to protect capital in challenging times with a senior secured focus Earnings Momentum Dividend Growth Capital Protection Asset-liability profile positively correlated Increased dividend supported by strong Senior lending positions further insulated to rising rates earnings momentum by strong sponsor relationships +29% 11.0% 98% (2) Quarter over quarter NII per share LTM dividend yield based on NAV Senior secured 12.4% $0.60 47% (1) (4) 3Q annualized NII return Regular dividend, increased from $0.53 Loan-to-value Consistent, disciplined focus on low-leverage loans to strong sponsors 133% 0% +$0.10 (3) Dividend Coverage Non-accrual debt investments Additional NII benefit at 9/30 rates Note: The information in this deck is as of September 30, 2022, unless otherwise stated. Opinions expressed reflect the current opinions of BXSL as of the date appearing in the materials only and are based on BXSL’s opinions of the current market environment, which is subject to change. BXSL’s manager is a subsidiary of Blackstone. (1) Annualized net investment income return is calculated as the net investment income per share divided by NAV per share at the beginning of the period. (2) BXSL’s dividend yield is calculated as LTM dividends declared per share ($2.84) divided by the ending NAV per share on September 30, 2022 of $25.76. (3) Dividend coverage is calculated as net investment income per share ($0.80) divided by regular dividend per share ($0.60). 4 (4) Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information.

THIRD QUARTER RESULTS § Net investment income of $132 million, or $0.80 per share in the quarter, up 29% from $0.62 in the prior quarter § Net income of $96 million, or $0.58 per share in the quarter, up 23% from $0.47 in the prior quarter Earning Summary (1) (2) § Total dividends of $0.80 per share , resulting in a LTM dividend yield of 11.0% § Net asset value of $4.2 billion, or $25.76 per share at quarter-end (3) § Total return of 10.0% annualized inception to date and 2.6% for the quarter § Weighted average yield on debt at fair value of 9.1% at quarter-end, up from 7.8% as of prior quarter-end § Third quarter net investment income would have been approximately 13% higher, or approximately an additional $0.10 per share, if the average base rate would have been Portfolio and (4) at the September 30th level for the entire quarter Investment Activity § New investment commitments of $272 million (at par) and new investment fundings of $235 million in the quarter § Proceeds from sales and repayments of $608 million which generated net realized gains on investments of $34 million in the quarter § $1.1 billion of liquidity in cash and undrawn debt (subject to borrowing base capacity) § Repurchased $164 million of shares at an average price of $23.82 during the quarter (5) § Leverage at quarter-end of 1.33x and average leverage of 1.34x ; quarter-end leverage Liquidity Update (6) would have been 1.22x excluding the effect of the share buybacks § 58% fixed rate, unsecured debt with a weighted average interest rate of 2.97% and a total cost of debt of 3.67% at a weighted average maturity of approximately 4 years (1) Consists of a $0.60 regular dividend with a record date of September 30, 2022 and $0.20 special dividend with a record date of July 18, 2022. (2) BXSL’s dividend yield is calculated as LTM dividends declared per share ($2.84) divided by the ending NAV per share on September 30, 2022 of $25.76. (3) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company's dividend reinvestment plan), divided by the beginning NAV per share. (4) Reflects the earnings impact, net of incentive fees, of an increase in the various floating-rate indices referenced by our portfolio as of September 30, 2022, assuming no change in credit spreads, portfolio composition, or asset performance. 5 (5) Average debt to equity leverage ratio has been calculated using the average daily borrowings during the quarter divided by average net assets. (6) Estimated assuming debt was paid down instead of shares repurchased.

MATERIAL GROWTH IN NET INVESTMENT INCOME § Net investment income growth driven by higher base rates benefitting portfolio yields, averaging 9.1% in the quarter up from 7.8% in the prior quarter. 76% of debt portfolio was LIBOR based as of quarter-end § Net investment income increased to $0.80 from $0.62 in the prior quarter and would have been $0.90 if September (1) 30th base rates were in effect for the entire quarter Net Investment Income per Share 0.95 6% $0.90 0.9 5% 0.85 $0.80 (3) 4.63% 0.8 4% (2) 0.75 3.75% +29% 3% 0.7 3.00% 0.65 2% $0.62 $0.61 0.6 1.53% 1% 0.55 0.52% 0.5 0% 1Q'22 2Q'22 3Q'22 Pro forma with Current 3M LIBOR 9/30/22 rates in place Net Investment Income per Share Average 3M LIBOR (1) Reflects the earnings impact, net of incentive fees, of an increase in the various floating-rate indices referenced by our portfolio as of September 30, 2022, assuming no change in credit spreads, portfolio composition or asset performance. 3Q average based rates for 1M SOFR, ON SONIA and 3M EURIBOR were 2.45%, 3.26% and 1.17%, respectively. (2) 3M LIBOR as of September 30, 2022. 6 (3) 3M LIBOR as of November 9, 2022.

BXSL THIRD QUARTER 2022 SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)

	3Q'21	3Q'22	3Q'21 LTM	3Q'22 LTM
Operating results				
Net investment income	$ 94	$ 132	$ 326	$ 451
Net income	110	96	459	405
Net investment income per share	0.63	0.80	2.34	2.69
Net income per share	0.74	0.58	3.40	2.41
Regular dividends per share	0.50	0.60	2.00	2.19
Special dividends per share	—	0.20	0.30	0.65
Annualized net investment income return (1)	9.7%	12.4%	9.4%	10.3%
Total return based on NAV (2)	2.8%	2.6%	14.7%	9.7%
Portfolio activity				
New investment commitments, at par	$ 2,440	$ 272	$ 7,993	$ 3,529
New investment fundings	1,847	235	6,472	3,190
Investments sold and repaid	(1,007)	(608)	(3,338)	(1,746)

	9/30/2021	9/30/2022
Balance sheet		
Investments at fair value	$ 8,223	$ 9,672
Total debt outstanding (3)	4,458	5,513
Net asset value	4,142	4,169
Net asset value per share	26.15	25.76
Ending debt-to-equity (3)	1.09x	1.33x
Average debt-to-equity (3)	1.16x	1.34x
% First lien	98.1%	97.9%
Weighted average yield on debt and income producing investments, at fair value (4)	7.3%	9.1%
Number of portfolio companies	117	172

(1) Annualized net investment income return is calculated as the net investment income per share divided by NAV per share at the beginning of the period.
(2) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company's dividend reinvestment plan), divided by the beginning NAV per share.
(3) Total debt outstanding is shown net of unamortized debt issuance costs. Average and ending leverage is calculated using principal amounts outstanding.
(4) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.

7

NET ASSET VALUE BRIDGE Third Quarter 2022 Net Asset Value Bridge ($ per share) $0.80 $0.09 $(0.60) $25.96 $25.89 (3) $25.76 $(0.22) $(0.20) (1) (2) (4) (2) 6/30/22 NAV Net investment Regular dividends Net realized Share repurchase 9/30/22 NAV before Special dividends 9/30/22 NAV income declared and unrealized gain accretion special dividends (loss) (1) The per share data was derived by using the weighted average shares outstanding during the period. (2) The per share data for dividends was derived by using the actual shares outstanding as of each respective record date. (3) Includes $(0.43) unrealized loss and $0.21 realized gain. (4) Represents accretion due to a repurchase of 6.9 million shares at an average price of $23.82. 8

BXSL DIVIDEND COVERAGE HISTORY § Regular dividend increased to $0.60 per share from $0.53 per share with an additional $0.20 per share special dividend payable on November 14, 2022 (1) § Regular dividend exceeded by net investment income, with a dividend coverage ratio of 133% $0.80 $0.78 Quarterly Dividends Per Share $0.67 $0.67 $0.62 $0.63 $0.61 $0.30 $0.60 $0.20 $0.58 $0.55 $0.53 $0.51 $0.25 $0.20 $0.60 $0.53 $0.53 $0.53 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50 $0.50 4Q'19 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 Regular Dividend Special Dividend Net Investment Income Quarterly Regular 7.7% 9.2% 8.4% 8.0% 7.9% 7.8% 7.7% 7.6% 8.1% 8.1% 8.2% 9.3% Dividend (2) Yield Quarterly Regular 120% 134% 102% 110% 156% 116% 106% 126% 126% 115% 117% 133% Dividend Coverage (1) Dividend coverage is calculated as net investment income per share ($0.80) divided by regular dividend per share ($0.60). 9 (2) Quarterly dividend yield is calculated as regular quarterly dividend (annualized) per share divided by the ending NAV per share.

BXSL INVESTMENT ACTIVITY

- Portfolio fair market value increased to $9.7 billion at quarter end from $8.2 billion as of September 30, 2021
- Net funded investment activity of $(373) million in the quarter:
  - New investment commitments of $272 million (at par); new investment fundings of $235 million
  - Proceeds from sales and repayments of $608 million

Originations and Fundings

($ in millions)


$2,440
$1,847
$2,597
$2,392
$334
$278
$326
$296
$272
$235
3Q'21
4Q'21
1Q'22
2Q'22
3Q'22
Investment commitments
Investment fundings

Investment Activity Summary

($ in millions, unless otherwise noted)

		3Q '22
Investment commitments, at par	$	272
Investment fundings		235
Investments sold		(73)
Investments repaid		(535)
Net funded/realized investment activity	**$**	**(373)**
Average new investment commitment	$	27
Number of new portfolio companies		10
Weighted average yield of new investment commitments [(1)]		9.3%
Weighted average yield on investments fully sold or paid down [(1)]		7.8%

(1) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at fair value) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.

10

BXSL PORTFOLIO CHARACTERISTICS

97.9%
of investments in first lien, senior secured debt(1)

99.9%
of debt investments are floating rate(1)

$9.7B
investments at fair value

46.7%
Average loan to value (LTV)(2)(3)

172
portfolio companies

0%
non-accrual debt investments(1)

Portfolio Predominantly First Lien Debt(1)


Second Lien Debt 0.7%
Equity 1.4%
First Lien Debt 97.9%

Portfolio Company Weighted Average Revenue, EBITDA and LTV(%)(3)

($ in millions, unless otherwise noted)


$306
$635
3Q'21
3Q'22
Revenue
$77
$162
3Q'21
3Q'22
EBITDA(4)
45.2%
46.7%
3Q'21
3Q'22
Loan to Value(2)

(1) Based on the fair market value of the portfolio.
(2) Average loan-to-value represents the net ratio of loan-to-value for each portfolio company, weighted based on the fair value of total applicable private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recently available information.
(3) Includes all private debt investments for which fair value is determined by the Board of Trustees in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BXSL, and may reflect a normalized or adjusted amount. Accordingly, BXSL makes no representation or warranty in respect of this information.
Private debt investments represent approximately 94% of the total debt portfolio based on fair value.
(4) EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization.

11

BXSL PORTFOLIO CONSTRUCTION § Portfolio well-diversified across industries with no issuer accounting for more than 4% of the portfolio § Broad industry representation with largest exposures in software, health care providers & services, and professional services (1,2) (1,3) Top Ten Portfolio Companies Top Ten Industries (as of September 30, 2022) (as of September 30, 2022) Medallia, 4% Software 15% Guidehouse, 3% # Donuts, 3% Health Care Providers & Services 12% # Snoopy, 3% Professional Services 8% Cambium, 3% Insurance 8% JSS Holdings, 3% Commercial Services & Supplies 8% Stamps.com, 3% Air Freight & Logistics 5% Corfin Holdings, 3% # # # Distributors 5% Edifecs, 2% #### Bazaarvoice, 2% Aerospace & Defense 5% # Health Care Technology 4% Transportation Infrastructure 4% Remainder of Portfolio 71% # # # Amount may not sum due to rounding (1) Based on fair market value. 12 (2) 172 portfolio companies. (3) 35 individual industries.

BXSL FUNDING PROFILE § Well structured, diversified capital structure with significant available liquidity § Well positioned for current environment with 58% of liabilities unsecured, fixed rate at 2.97% and a low level of debt maturities over the next few years with only 6% of commitments maturing prior to 3Q’24 (1) § BXSL maintains its investment grade corporate credit ratings: Baa3/Stable from Moody’s, BBB-/Stable from S&P, and BBB-/Positive from Fitch Funding Profile ($ in millions) Available Cash $131 74% $999 Excess Borrowing Capacity of assets supported by unsecured debt and equity Unsecured Notes $3,200 (2.97% fixed) $1.1B of liquidity provides material Total capacity to the business Debt: $5,551 Asset Based Facilities $1,568 $6.6B (SOFR + 1.70% - 2.53%) of total committed debt Secured Revolver $783 capacity (3) (SOFR + 10bps, CSA + 1.75% - 1.88% ) 3.7% weighted average cost of Equity (2) debt $4,169 3.9 years to weighted average maturity (1) On drawn amounts. (2) Weighted average interest rate is calculated by annualizing interest expense (Includes unused fees and the accretion of original issue discount) divided by average ending outstanding debt for the 13 quarter. (3) Interest rate is SOFR + 10bps, CSA + 1.75% or CSA + 1.875% depending on borrowing base availability at the time of borrowing.

BXSL STATEMENTS OF FINANCIAL CONDITION ($ in millions, except per share data) 9/30/21 6/30/22 9/30/22 Assets Investments at fair value $ 8,223 $ 10,085 $ 9,672 Cash and cash equivalents 260 169 131 Interest receivable 52 72 68 Deferred financing costs 9 18 14 Receivable for investments 278 40 40 Other assets 0 - - Total assets $ 8,822 $ 10,383 $ 9,926 Liabilities & net assets Debt (net of unamortized debt issuance costs) $ 4,458 $ 5,788 $ 5,513 Payable for investments purchased 75 12 19 Due to affiliates 7 11 25 Management fees payable 15 19 19 Income based incentive fee payable 17 18 22 Capital gains incentive fee payable 16 14 9 Interest payable 15 41 20 Distribution payable 74 123 130 Accrued expenses and other liabilities 3 1 1 Total liabilities $ 4,679 $ 6,028 $ 5,757 Total net assets $ 4,142 $ 4,355 $ 4,169 Total liabilities and net assets $ 8,822 $ 10,383 $ 9,926 Net asset value per share $ 26.15 $ 25.89 $ 25.76 14

BXSL SUMMARY OF OPERATING RESULTS - COMPARATIVE

($ in millions, except share and per share data)

	3Q'21	4Q'21	1Q'22	2Q'22	3Q'22
Investment income					
Interest income	$ 165	$ 186	$ 171	$ 175	$ 213
Payment-in-kind interest income	1	5	9	11	11
Dividend income	—	0	6	-	-
Fee income	0	1	0	1	3
Total investment income	**$ 167**	**$ 192**	**$ 186**	**$ 187**	**$ 227**
Operating expenses					
Interest expense	$ 33	$ 39	$ 40	$ 45	$ 55
Management fees	15	22	26	26	25
Income based incentive fees	17	22	21	21	26
Capital gains incentive fees	2	2	1	(4)	(5)
Other operating expenses	3	2	3	3	3
Total expenses	**$ 71**	**$ 87**	**$ 91**	**$ 91**	**$ 105**
Management fee waived	—	(4)	(6)	(6)	(6)
Incentive fee waived	—	(2)	(3)	(3)	(4)
Expense support	—	—	—	-	-
Recoupment of expense support	—	—	—	-	-
Net expenses before excise tax	**71**	**81**	**82**	**82**	**95**
Excise tax expense	2	1	1	-	-
Total expenses after excise tax	**73**	**82**	**83**	**82**	**95**
Net investment income	**$ 94**	**$ 111**	**$ 103**	**$ 105**	**$ 132**
Net realized and unrealized gains (losses)					
Net realized gain (loss)	(2)	(1)	6	2	34
Net change in unrealized appreciation (depreciation)	18	12	(1)	(28)	(71)
Net realized and unrealized gains (losses)	**16**	**11**	**5**	**(26)**	**(36)**
Net increase (decrease) in net assets resulting from	**$ 110**	**$ 122**	**$ 107**	**$ 80**	**$ 96**
Per share data[1]					
Net investment income (basic and diluted)	$ 0.63	$ 0.67	$ 0.61	$ 0.62	$ 0.80
Earnings (loss) per share (basic and diluted)	0.74	0.73	0.63	0.47	0.58
Dividends declared per share (regular)	0.50	0.53	0.53	0.53	0.60
Dividends declared per share (special)	—	—	0.25	0.20	0.20
Weighted average shares outstanding (basic and diluted)	147,932,846	165,921,691	169,556,923	169,426,422	165,031,737

(1) Per share data is calculated based on weighted average shares outstanding, unless otherwise noted. Dividends declared were derived by using the actual shares outstanding at the date of the relevant transactions.

15

Supplemental Details

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, except share and per share data)

	3Q'21	4Q'21	1Q'22	2Q'22	3Q'22
Operating results					
Net investment income	$ 94	$ 111	$ 103	$ 105	$ 132
Net income	110	122	107	80	96
Net investment income per share	0.63	0.67	0.61	0.62	0.80
Net income per share	0.74	0.73	0.63	0.47	0.58
Regular dividends per share	0.50	0.53	0.53	0.53	0.60
Special dividends per share	-	-	0.25	0.20	0.20
Annualized net investment income return (1)	9.7%	10.2%	9.3%	9.4%	12.4%
Quarterly total return based on NAV (2)	2.8%	2.5%	2.4%	1.9%	2.6%
Portfolio activity					
New investment commitments, at par	$ 2,440	$ 2,597	$ 334	$ 326	$ 272
New investment fundings	1,847	2,392	278	296	235
Investments sold and repaid	(1,007)	(788)	(133)	(214)	(608)

	9/30/21	12/31/21	3/31/22	6/30/22	9/30/22
Balance sheet					
Investments at fair value	$ 8,223	$ 9,855	$ 10,024	$ 10,085	$ 9,672
Total debt outstanding (3)	4,458	5,499	5,637	5,788	5,513
Net asset value	4,142	4,447	4,434	4,355	4,169
Net asset value per share	26.15	26.27	26.13	25.89	25.76
Ending debt-to-equity (3)	1.09x	1.25x	1.28x	1.34x	1.33x
Average debt-to-equity (3)	1.16x	1.22x	1.25x	1.30x	1.34x
% First lien	98.1%	97.6%	97.6%	97.6%	97.9%
Weighted average yield on debt and income producing investments, at fair value (4)	7.3%	7.2%	7.2%	7.8%	9.1%
Number of portfolio companies	117	148	152	163	172

(1) Annualized net investment income return is calculated as the total quarterly net investment income per share (annualized) divided by NAV per share at the beginning of the quarter.
(2) Total return is calculated as the change in NAV per share during the period, plus dividends per share (assuming dividends and distributions are reinvested in accordance with the Company's dividend reinvestment plan), divided by the beginning NAV per share. Inception-to-date return is annualized.
(3) Total debt outstanding is shown net of unamortized debt issuance costs. Average and ending leverage is calculated using principal amounts outstanding.
(4) Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing debt included in such securities, divided by (b) total debt investments (at cost or fair value, as applicable) included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented.

17

BXSL FUNDING SOURCES SUMMARY

- No debt maturities until July 2023
- $1.1B of liquidity in cash and undrawn debt(1) as of September 30, 2022

($ in millions)

	Counterparty and Initial Date Entered	Interest Rate	Maturity Date	Principal Committed	Total Outstanding (Par)
Jackson Hole Funding	JPM - 11/16/18	SOFR + 2.525%	5/16/2025	$400	$360
Breckenridge Funding	BNP - 12/21/18	SOFR + 1.70% - 2.30%(2)	12/21/2026	$825	$708
Big Sky Funding	BOA - 12/10/19	SOFR + 1.80%	9/30/2024	$500	$500
Revolving Credit Facility (Syndicated)	Citi - 6/15/20	SOFR + 10bps, CSA + 1.75% - 1.875%(3)	6/28/2027	$1,625	$783
2023 Notes	7/15/20	3.65%	7/14/2023	$400	$400
2026 Notes	10/23/20	3.63%	1/15/2026	$800	$800
New 2026 Notes	3/16/21	2.75%	9/16/2026	$700	$700
2027 Notes	7/23/21	2.13%	2/15/2027	$650	$650
2028 Notes	9/30/21	2.85%	9/30/2028	$650	$650
Total		**3.67%(4)**		**$6,550**	**$5,551**

(1) Subject to borrowing base availability.
(2) Interest rate is SOFR + 1.70%, SOFR + 2.05% or SOFR + 2.30% per annum depending on the nature of the advances and underlying collateral.
(3) Interest rate is SOFR + 10bps, CSA + 1.75% or CSA + 1.875% depending on borrowing base availability at the time of borrowing.
(4) Weighted average interest rate is calculated by annualizing interest expense (Includes unused fees and the accretion of original issue discount) divided by average ending outstanding debt for the quarter.

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Important Disclosure Information

FORWARD LOOKING STATEMENTS Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward- looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include BXSL’s financial estimates and their underlying assumptions, statements about plans, statements regarding pending transactions, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BXSL believes these factors includebut arenot limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BXSL’s prospectus and other filings). Except as otherwise required by federal securities laws, BXSL undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. 20